UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2019

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road Salt Lake City, Utah	84020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 523-3100

Former name or former address, if changed since last report

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CTRL	The NASDAQ Stock Market LLC

Item 8.01              Other Events.

On June 11, 2019, the U.S. Federal Trade Commission granted early termination, effective immediately, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the transactions contemplated by the previously announced merger of Copper Merger Sub, Inc. (“Merger Sub”) with and into Control4 Corporation (the “Company”) pursuant to the Agreement and Plan of Merger, dated as of May 8, 2019 (the “Merger Agreement”), by and among the Company, Wirepath Home Systems, LLC and Merger Sub (such transactions, the “Merger”). On June 12, 2019, Australia Foreign Investment Review Board (the “FIRB”) approval was obtained with respect to the Merger.

The early termination of the waiting period under the HSR Act and FIRB approval satisfy certain conditions to the closing of the Merger. The closing of the Merger remains subject to the satisfaction or waiver of the remaining conditions to the Merger set forth in the Merger Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Control4 Corporation

Dated: June 12, 2019	By:	/s/ Martin Plaehn
	Name:	Martin Plaehn
	Title:	President and Chief Executive Officer

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